                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SECURITY CAPITAL PACIFIC TRUST
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        SECURITY CAPITAL PACIFIC TRUST
                           7777 MARKET CENTER AVENUE
                             EL PASO, TEXAS 79912

                               ----------------

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1996

To the shareholders:

  The 1996 annual meeting of shareholders of Security Capital Pacific Trust ("PTR") will be held on Tuesday, May 21, 1996, at the Old El Paso Room, Seventh Floor, Norwest Bank El Paso, El Paso, Texas, at 10:00 a.m. (El Paso time) for the following purposes:

    1. To elect a Board of Trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify; and

    2. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on March 25, 1996 are entitled to notice of, and to vote at, the meeting.

  Please help PTR by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          By Order of the Board of Trustees,

                                          Jeffrey A. Klopf
                                          Secretary

April 3, 1996

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        SECURITY CAPITAL PACIFIC TRUST
                           7777 MARKET CENTER AVENUE
                             EL PASO, TEXAS 79912

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1996

                               ----------------

                              GENERAL INFORMATION

  The Board of Trustees (the "Board") of Security Capital Pacific Trust ("PTR") is soliciting the accompanying proxy for use at the 1996 annual meeting of shareholders to be held on Tuesday, May 21, 1996 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of PTR, by delivering to the Secretary of PTR a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. The designated proxy holders will vote Common Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), represented by a proxy which is received and not revoked. Where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Common Shares will be voted in accordance with his or her specifications.

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 3, 1996.

  The cost of soliciting proxies will be borne by PTR. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of Security Capital Pacific Incorporated, PTR's REIT manager (the "REIT Manager" or "REIT Management"). See "Certain Relationships and Transactions--REIT Management Agreement." PTR will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Common Shares held of record by such persons, and PTR will upon request of such record holders reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on March 20, 1996 approximately 72,210,918 Common Shares were outstanding. Each whole Common Share outstanding on March 25, 1996, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, is entitled to one vote, and each fractional Common Share is entitled to its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, the affirmative vote of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to approve the election of each nominee for Trustee. Representatives of PTR's transfer agent will assist PTR in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of Trustees.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding ownership of Common Shares as of March 20, 1996 by each person known to PTR to have been the beneficial owner of more than five percent of the outstanding Common Shares on such date and by all Trustees and executive officers of PTR as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes the conversion of all Cumulative Convertible Series A Preferred Shares of Beneficial Interest, $1.00 par value per share ("Series A Preferred Shares"), owned by such person. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this report. See "Election of Trustees-- Nominees" for information regarding the ownership of Common Shares by each Trustee.

                                                           NUMBER OF
                                                             COMMON      PERCENT
                                                             SHARES        OF
                                                          BENEFICIALLY   COMMON
             NAME AND ADDRESS OF BENEFICIAL OWNER            OWNED       SHARES
             ------------------------------------         ------------   -------
      Security Capital Group Incorporated................  27,389,833(1)  37.9%
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      William D. Sanders.................................  27,665,275(1)  38.3%
       7777 Market Center Avenue
       El Paso, Texas 79912
      The Allstate Corporation...........................   4,001,644(2)   5.5%
       2775 Sanders Road
       Northbrook, Illinois 60062-6127
      The Capital Group Companies, Inc...................   3,987,110(3)   5.5%
       333 South Hope Street
       Los Angeles, California 90071
      All Trustees and Executive Officers as a Group
       (16 persons)......................................     239,841(4)     *

- --------
*Less than 1%.

(1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated ("SCG"), and are pledged to secure SCG's $300 million revolving line of credit facility with a syndicate of banks. As of April 3, 1995, there were no borrowings under the line of credit. The line of credit is also secured by securities owned by SCG of Security Capital Industrial Trust, a publicly-traded REIT, Security Capital Atlantic Incorporated, a private REIT, and Security Capital U.S. Realty, an entity based in Luxembourg which invests in real estate operating companies in the United States. SCG estimates that the aggregate market value of the pledged securities exceeds $1.7 billion as of April 2, 1996. SCG was in compliance with all covenants under the line of credit at December 31, 1995. Mr. Sanders may be deemed to beneficially own the Common Shares owned by SCG, because Mr. Sanders shares voting and dispositive power with respect to all Common Shares owned by SCG. SCG and Mr. Sanders intend to play a major role in the direction of PTR for the purpose of maximizing the value of PTR.
(2) Information regarding beneficial ownership of Common Shares by The Allstate Corporation is included herein in reliance on an amendment to
    Schedule 13G dated February 8, 1996 filed with the Securities and Exchange Commission. The Allstate Corporation has sole voting and dispositive power with respect to all Common Shares reported, and such Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect, of changing or influencing control of PTR.
(3) Information regarding beneficial ownership of Common Shares by The Capital Group Companies, Inc. is included herein in reliance upon information set forth in an amendment to Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission. Capital Guardian Trust Company and Capital

   Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of December 29, 1995, investment discretion with respect to 232,530 and 3,754,580 Common Shares, respectively, which were owned by various institutional investors. The number of Common Shares held as indicated includes 1,327,110 Common Shares resulting from the assumed conversion of Series A Preferred Shares. The Capital Group Companies, Inc. has sole dispositive power with respect to all Common Shares reported, and such Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect, of changing or influencing control of PTR.
(4) Includes 30,000 Common Shares issuable to PTR's independent Trustees upon exercise of options granted under PTR's Outside Trustees Plan (as defined below). See "Election of Trustees--Trustee Compensation."

                             ELECTION OF TRUSTEES

NOMINEES

  The Common Shares represented by the accompanying proxy will be voted to elect the seven nominees named below as Trustees. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by PTR. Trustees are elected to serve until the next annual meeting of shareholders. Each Trustee has sole voting and dispositive power with respect to the Common Shares beneficially owned by him.

                                                                 COMMON SHARES
                                                                  BENEFICIALLY
                                                                     OWNED
                                                                  AT MARCH 20,
                          PRINCIPAL OCCUPATION DURING                 1996
                               LAST 5 YEARS AND                  --------------
                        DIRECTORSHIPS OF PUBLICLY HELD   TRUSTEE COMMON
      TRUSTEE       AGE            COMPANIES              SINCE  SHARES PERCENT
      -------       --- ------------------------------   ------- ------ -------
 Calvin K. Kessler   64 President and principal           1972   30,267     *
                        shareholder, Kessler
                        Industries, Inc., El Paso,
                        Texas (manufacturer of
                        furniture and aluminum
                        castings).
 James H. Polk III   53 Since August 1992, Managing       1976   50,000     *
                        Director, Security Capital
                        Markets Group Incorporated,
                        Santa Fe, New Mexico;
                        affiliated with the REIT
                        Manager since March 1991;
                        prior thereto, President and
                        Chief Executive Officer of PTR
                        for sixteen years until
                        December 1992; registered with
                        the National Association of
                        Securities Dealers, Inc.; past
                        president and Trustee of the
                        National Association of Real
                        Estate Investment Trusts, Inc.
 John C. Schweitzer  51 Managing Partner, Continental     1976   32,602     *
                        Properties Company, Austin,
                        Texas (real estate and
                        investments).
 James A. Cardwell   64 Chairman and Chief Executive      1980   30,765     *
                        Officer, Petro Stopping
                        Centers, L.P., El Paso, Texas
                        (operation of full-service
                        truck stopping centers);
                        Director, El Paso Electric
                        Company.
 John T. Kelley III  55 Advisory Trustee of Security      1988   14,784     *
                        Capital Industrial Trust,
                        Aurora, Colorado (a REIT
                        affiliated with SCG which owns
                        and develops industrial
                        properties in the United
                        States); from 1987 to 1991,
                        Chairman of the Board, Kelley-
                        Harris Company, Inc., El Paso,
                        Texas (real estate investment
                        company); from 1968 to 1987,
                        Managing Director, LaSalle
                        Partners Limited, Chicago,
                        Illinois (corporate real
                        estate services); Director of
                        SCG and Texas Commerce Bank El
                        Paso, National Association.

                                                                 COMMON SHARES
                                                                  BENEFICIALLY
                                                                     OWNED
                                                                  AT MARCH 20,
                           PRINCIPAL OCCUPATION DURING                1996
                                 LAST 5 YEARS AND                --------------
                            DIRECTORSHIPS OF PUBLICLY    TRUSTEE COMMON
        TRUSTEE        AGE        HELD COMPANIES          SINCE  SHARES PERCENT
        -------        --- ---------------------------   ------- ------ -------
 C. Ronald Blankenship  46 Chairman of PTR and the        1991   35,746     *
                           REIT Manager; since March
                           1991, Managing Director of
                           SCG; from June 1988 to
                           March 1991, Regional
                           Partner, Trammel Crow
                           Residential, Chicago,
                           Illinois (multifamily real
                           estate development and
                           property management); prior
                           thereto, Executive Vice
                           President and Chief
                           Financial Officer, The
                           Mischer Corporation,
                           Houston, Texas (multi-
                           business holding company
                           with investments primarily
                           in real estate).
 William G. Myers       68 Chief Executive Officer of     1994   14,052     *
                           Ojai Ranch and Investment
                           Company, Inc., Santa
                           Barbara, California, which
                           he founded in 1963 (agri-
                           business and other
                           investments); Director,
                           Idetek, Inc., Sunnyvale,
                           California (food diagnostic
                           start-up company); Trustee
                           of Security Capital
                           Industrial Trust.

- --------
*Less than 1%
(1) Includes for each of Messrs. Kessler, Schweitzer and Cardwell beneficial ownership of 8,000 Common Shares and beneficial ownership of 4,000 and 2,000 Common Shares for Messrs. Myers and Kelley, respectively, that are issuable upon exercise of Common Share options granted under the Outside Trustees Plan. See "--Trustee Compensation" below.

  SCG has the right to nominate up to three Trustees, depending upon its level of beneficial ownership of Common Shares. See "Certain Relationships and Transactions--Investor Agreement." Messrs. Blankenship, Kelley and Polk, due to their relationship with SCG, are deemed to be the nominees of SCG. PTR's Restated Declaration of Trust requires that a majority of the Trustees be independent Trustees.

MEETINGS AND COMMITTEES

  The Board held 40 meetings during 1995, including 35 telephonic meetings. The Audit Committee of the Board, composed of Messrs. Cardwell and Kessler, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of PTR, reviewing and approving non-audit services, and reviewing the scope of the audits conducted by the auditors. The Audit Committee held one meeting during 1995. PTR has no standing nominating or compensation committees. During 1995, each Trustee attended at least 75 percent of the total number of meetings of the Board and the committees on which he served (except that Messrs. Cardwell, Kelley and Schweitzer attended approximately 70%, 65% and 70%, respectively, of such meetings).

TRUSTEE COMPENSATION

  Trustees who are not employees of the REIT Manager or any of its affiliates receive an annual retainer of $18,000 and meeting fees of $1,000 for each Board meeting attended (other than telephonic meetings), and the chairpersons of each committee receive an additional retainer of $1,000. Both the retainers and meeting fees are paid quarterly. Employees of the REIT Manager or any of its affiliates who are Trustees are not paid any Trustee fees. Hence, Messrs. Blankenship and Polk are not separately compensated for serving as Trustees. Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

  In addition, pursuant to the Outside Trustees Plan, each Trustee who is not an employee of the REIT Manager or any of its affiliates on the date of each annual meeting of shareholders held prior to January 1, 1997 is entitled to receive an option to purchase 2,000 Common Shares at a price per share equal to the closing price on the New York Stock Exchange on such date.

OUTSIDE TRUSTEES PLAN

  At the 1987 annual meeting, shareholders approved the issuance of up to 200,000 Common Shares under PTR's Share Option Plan for Outside Trustees (the "Outside Trustees Plan"). Options granted under the Outside Trustees Plan are for a five-year term and are immediately exercisable in whole or in part. The exercise price of options granted may not be less than the fair market value of Common Shares on the date of grant. There are currently 136,000 Common Shares available for future options under the Outside Trustees Plan.

  Options granted under the Outside Trustees Plan provide that the option holder may, in the event of the acquisition of 50% or more of the outstanding Common Shares as the result of any cash tender offer or exchange offer (other than one made by PTR), exercise the options immediately or surrender the options, or any unexercised portion thereof, to PTR and receive cash from PTR equal to the difference between the exercise price of each option and the per Common Share price of the tender offer or exchange offer, multiplied by the number of Common Shares for which options are held.

PTR OFFICERS--EMPLOYEES OF THE REIT MANAGER

  Effective March 1, 1991, all of the officers of PTR became officers and employees of the REIT Manager and, since then, have been compensated solely by the REIT Manager for their services as employees of the REIT Manager, including the services which such persons perform pursuant to the REIT Management Agreement between the REIT Manager and PTR described below. All executive functions of PTR are performed by the REIT Manager and PTR has no employees. See "Certain Relationships and Transactions--REIT Management Agreement."

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Common Shares against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Index for the five-year period commencing January 1, 1991 and ended December 31, 1995. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
               PTR COMMON SHARES, S & P COMPOSITE-500 STOCK INDEX
                           & NAREIT EQUITY REIT INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                      DECEMBER 31,
                                         ---------------------------------------
                                          1991    1992    1993    1994    1995
                                         ------- ------- ------- ------- -------
      PTR............................... $154.38 $229.28 $342.48 $325.82 $380.99
      S&P 500...........................  130.40  140.32  154.41  156.44  215.16
      NAREIT............................  135.72  155.49  186.06  191.95  221.26

- --------
(1) Assumes that the value of the investment in Common Shares and each index was $100 on January 1, 1991 and that all dividends were reinvested.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

MERGER AND PUBLIC OFFERINGS

  On December 6, 1994, PTR entered into a merger agreement with Security Capital Pacific Incorporated, a Maryland corporation ("PACIFIC"), and SCG, providing for the merger (the "Merger") of PACIFIC with and into PTR. The Merger was consummated on March 23, 1995 with 80.7% of PTR's Common Shares being voted in favor of the Merger. Pursuant to the Merger, each then outstanding share of PACIFIC common stock was converted into the right to receive 0.611 Common Shares. SCG was the principal stockholder of PACIFIC prior to the Merger, having owned approximately 97.6% of PACIFIC's common stock outstanding at the time of the Merger. SCG's PACIFIC common stock was converted into 8,266,112 Common Shares pursuant to the terms of the Merger. In addition, William D. Sanders, the Chairman of SCG, and William G. Myers and John C. Schweitzer, both Trustees of PTR, received 9,165, 9,165 and 7,637 Common Shares, respectively, upon conversion of their PACIFIC common stock pursuant to the terms of the Merger. Upon consummation of the Merger, PTR changed its name from "Property Trust of America" to "Security Capital Pacific Trust."

REIT MANAGEMENT AGREEMENT

  Effective March 1, 1991, PTR entered into a REIT management agreement (as amended and restated, the "REIT Management Agreement") with the REIT Manager to provide management services to PTR. The REIT Manager is owned by SCG, which currently owns approximately 37.9% of the Common Shares. See "Principal Shareholders." All officers of PTR are employees of the REIT Manager and PTR has no employees. The REIT Manager provides both strategic and day-to-day management for PTR, including research, investment analysis, acquisition and development services, asset management, capital markets services, disposition of assets and legal and accounting services.

  The REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow as defined in the REIT Management Agreement ("Cash Flow") in excess of $4,837,000. In the REIT Management Agreement, Cash Flow is calculated by reference to PTR's cash flow from operations before deducting (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Trustees of PTR, and (iii) 33% of any interest paid by PTR on convertible subordinated debentures (of which there have been none since the inception of the REIT Management Agreement); and, after deducting (iv) actual or assumed regularly scheduled principal and interest payments for long-term debt and (v) distributions actually paid with respect to any nonconvertible preferred shares of beneficial interest of PTR. The REIT Management Agreement provides that the $200 million of senior notes issued by PTR in February 1994 and the $150 million of senior notes issued by PTR in February 1996 will be treated as having regularly scheduled principal and interest payments similar to a 20-year, level monthly payment, fully amortizing mortgage, and the assumed principal and interest payments will be deducted from Cash Flow in determining the fee for future periods. Cash Flow does not include interest and dividend income from PTR Development Services Incorporated ("PTR Development Services"), realized gains from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments.

  PTR is obligated to reimburse the REIT Manager for certain expenses incurred by the REIT Manager on behalf of PTR relating to PTR's operations, primarily including third party legal, accounting and similar fees paid on behalf of PTR, and travel expenses incurred in seeking financing, property acquisitions, property sales, property development, attending Board and shareholder meetings and similar activities on behalf of PTR.

  The REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent Trustees that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. PTR may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on PTR's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases. For 1995, the REIT Manager earned REIT management fees totalling $20,354,000.

INVESTOR AGREEMENT

  Pursuant to various agreements, as amended (the "Investor Agreement"), between PTR and SCG, SCG is entitled to designate three persons to be nominated for election to the Board. Messrs. Blankenship, Kelley and Polk, due to their affiliations with SCG, are deemed to be representatives of SCG. So long as SCG beneficially owns at least 10% of the Common Shares, PTR is prohibited from increasing the number of members of the Board to more than eight. Additionally, the Investor Agreement, among other things, requires PTR to obtain SCG's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The Investor Agreement also provides certain registration rights to SCG in respect of Common Shares beneficially owned by SCG.

  SCG is permitted to acquire beneficial ownership of up to 49% of the outstanding Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) without triggering any of PTR's anti-takeover defenses (such as the provision in PTR's Restated Declaration of Trust permitting PTR to redeem Common Shares owned in excess of 9.8% of the outstanding Common Shares). PTR also has provided SCG a limited exemption from the application of two anti-takeover statutes promulgated in Maryland, the jurisdiction in which PTR is organized. SCG has agreed not to acquire for its own account or through its affiliates, as defined in the Investor Agreement, more than 49% of the outstanding Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) except, if at all, pursuant to an all cash tender offer for all Common Shares which is held open for at least 90 days. PTR would not be restricted in opposing any such tender offer.

PROPERTY MANAGEMENT

  At March 20, 1996, SCG Realty Services Incorporated ("SCG Realty Services"), as property manager for most of PTR's garden style properties, and Homestead Realty Services Incorporated ("Homestead Realty Services"), as property manager for all of PTR's Homestead Village(R) properties, managed approximately 88.8% of PTR's operating multifamily units, with the balance in various stages of transition to SCG Realty Services' management. SCG owns each of SCG Realty Services and Homestead Realty Services. Rates for services performed by SCG Realty Services and Homestead Realty Services are subject to annual approval by PTR's independent Trustees (who receive an annual review of fees paid for similar services from an independent third party). The Trustees believe such services are performed at market rates. During 1995, PTR paid aggregate fees of $7,894,000 and $1,018,000 to SCG Realty Services and Homestead Realty Services, respectively.

DEVELOPMENT SERVICES

  PTR owns all of the preferred stock of PTR Development Services, which entitles PTR to 95% of the net operating cash flow of PTR Development Services. SCG owned all of the common stock of PTR Development Services during 1995. Effective as of January 1, 1996, SCG transferred such common stock to an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. During 1995, PTR made mortgage loans to PTR Development Services in an aggregate amount of $13,972,293.20 for the purchase of land for multifamily development, all of which was repaid on December 31, 1995. Owning land through PTR Development Services provides greater flexibility for the use of such land and the disposition of excess parcels. PTR expects to make similar loans to PTR Development Services in 1996. The aggregate amount of such loans will vary dependent upon the volume of development activity.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires PTR's trustees, officers, and beneficial owners of more than 10 percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission and to send copies of such reports to PTR. Based solely upon a review of such reports and amendments thereto furnished to PTR and upon written representations of certain of such persons that they were not required to file certain of such reports, PTR believes that no such person failed to file any such report on a timely basis during 1995, except that Mr. Schweitzer, a Trustee of PTR, filed two reports of changes in ownership late during 1995, Mr. Sanders, a principal shareholder of PTR, filed one report of a change in ownership late during 1995 and Jeffrey B. Allen, an executive officer of PTR, filed one report of a change in ownership late during 1995.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected KPMG Peat Marwick LLP, certified public accountants, who have served as auditors for PTR since 1980, to serve again as the auditors of PTR's books and records for the coming year. A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting, and will be given an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  PTR's 1995 Annual Report, which includes financial statements, is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of PTR intended to be presented at the 1997 annual meeting of shareholders must be received by PTR at its principal executive offices not later than November 28, 1996, for inclusion in PTR's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  PTR is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Trustees,

                                          Jeffrey A. Klopf
                                          Secretary

April 3, 1996

- -------------------------------------------------------------------------------
                               SECURITY CAPITAL PACIFIC TRUST

      P
      R        THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES
      O
      X                        ANNUAL MEETING OF SHAREHOLDERS
      Y                           TO BE HELD MAY 21, 1996

                 The undersigned hereby appoints each of C. Ronald Blankenship,
              James W. Kluber and Jeffrey A. Klopf, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Security Capital Pacific Trust to be held on May 21, 1996, and at any adjournments or postponements thereof, and to vote at such meeting the Common Shares of Beneficial Interest that the undersigned would be entitled to vote if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this proxy will be voted for item (1).

                 The undersigned acknowledges receipt of the Notice of Annual
              Meeting and the Proxy Statement together with this Proxy.

- ---------------------------------------------------
COMMENTS/ADDRESS CHANGE                            |
                                                   |
                                                   |
                                                   |
                                                   |(CONTINUED AND TO BE SIGNED
                                                   |AND DATED ON THE REVERSE
                                                   |SIDE.)
                                                   |

________________________________________________________________________________
                            >FOLD AND DETACH HERE>

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Please mark
                                                                                                               your votes as   [ X ]
                                                                                                               indicated in
                                                                                                               this example

                                                            FOR          WITHHOLD vote
                                                       all nominees    for all nominees
1. The election of the following persons as Trustees:      [___]            [___]         2. To vote upon any other matters that may
C. Ronald Blankenship, James A. Cardwell,                                                 properly be presented at the meeting
John T. Kelley, III, Calvin K. Kessler,                                                   according to their best judgment and in
William G. Myers, James H. Polk, III,                                                     their discretion.
John C. Schweitzer

                           FOR
                          [___]    all nominees, except the following nominees:

                                   ----------------------------------------------------

                                                                                            Please sign exactly as name appears
                                                                                            hereon. If shares are held jointly, each
                                                    ------------                            joint tenant should sign. If signing as
                                                               |                            attorney, executor, administrator,
                                                               |                            trustee or guardian or as officer of a
                                                               |                            corporation or other entity, please give
                                                                                            full title.

                                                                                            ----------------------------------------
                                                                                            Signature

                                                                                            ----------------------------------------
                                                                                            Signature, if held jointly

                                                                                            Dated:                            , 1996
                                                                                                   --------------------------

                                                                                            Please sign, date and return this proxy
                                                                                            card promptly using the enclosed
                                                                                            postage-paid envelope.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                       FOLD AND DETACH HERE